SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report: July 12, 2005

Limelight Media Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-09358	88-0441338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Centerview Parkway, Suite 115, Memphis, TN	38018
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (901) 757-0195

Item 7.01. Regulation FD Disclosure

Item 1:

July 12, 2005

Dear Fellow Shareholder

This letter is the third I have written to you as Chairman, CEO and President of Limelight Media Group. As you have read in the press and recent SEC filings, Limelight has acquired IMPART, Inc. of Seattle, WA. With the acquisition, I am relinquishing both the Chairman and President positions of the company. I am writing this letter to you as we close a chapter in the company’s history and move forward with great excitement for the opportunity now before us to build one of the great company’s in our industry.

With IMPART, we have gained a partner that brings an employee base that offers both exceptional talent and diverse experience. It is because of the tireless effort of these quality people that we now are in a position to begin this new journey. Every component of this company is being transformed - from customer service, to system integration to product development to marketing and sales.

With this in mind, I would like to provide a brief overview of IMPART and their key employees, followed by a discussion of our future and what it involves for all of us.

IMPART provides, as its primary offering, multi-channel display solutions capable of delivering centrally managed content across a variety of platforms to virtually any desired endpoint.

The company was founded in 1983 by Steve Corey and Laird Laabs. Since its founding, IMPART has been a leading provider of full-service dynamic media solutions to the retail banking and commercial retail industries. In 1995, the founders of IMPART created a second firm, Media Side Street Support Company (MSSCO) , to address the need for content development and content management services in the blossoming dynamic media industry. Both entities have been integrated operationally for several years.

IMPART, as a stand-alone company, completed numerous projects using displays for multimedia content during the 1980s and early 1990s. Several major retailers engaged IMPART to install large video wall systems in their flagship stores. After several very successful installations, these retailers unexpectedly halted the roll-out to other locations. After meeting with the decision-making media buyers of these clients, IMPART management learned that it was the expense and overall effort required to create, distribute and manage content that halted the roll-outs. What had originally been innovative and exciting soon became little more than very expensive wallpaper. IMPART’s clients saw their customers ignore the screens.

MSSCO was launched to address the demand for cost-effective creation, distribution, scheduling and management of dynamic content. IMPART management realized that for the systems to bring tangible value, the content would need to be dynamic and easily modified. Only then could retailers justify broad-based deployment of multiple-channel systems across several locations.

Dynamic media is IMPART’s vision for the delivery of visual content to businesses and public environments through a network of centrally managed displays. At the core of IMPART’s substantial product offering is IRIS®, a proprietary infrastructure developed by Thomas Muniz, president of Media Side Street. IRIS® was developed in stealth mode and market-tested over the past four years. More than just a product, IRIS® is an environment in which the industry defines and manages business processes. IRIS® provides a much-needed set of guidelines, rules, and standards on which dynamic media will reside and must adhere to. The structure IRIS® provides is crucial, as clients with 100+ locations need a robust management solution to deploy reliable and cost-efficient dynamic networks. IRIS® is comprised of eight (8) areas of interweaving core competencies. The IMPART software group has positioned IRIS® as the de-facto industry “constitution” for governing dynamic media equipment and services.

The result of these diverse lines of software and hardware solutions is a highly scalable, highly reliable, open-architecture platform positioned for the next generation of dynamic media. To date, IMPART has been involved in nearly 2000 digital signage installations in a variety of industries including banking, government institutions, mass transit and retail.

The core of IMPART’s success and strength is its management team, whom I consider true partners in the business and will rely upon greatly in the years ahead.

With pleasure I introduce:

Steven Corey
IMPART, Co-Founder and Member of Board of Directors
LLMG, Chief Strategy Officer

Mr. Corey has developed hardware strategic partnerships to provide digital media network services with a variety of high technology vendors including Mitsubishi, Pioneer, NEC and PHILIPS. Mr. Corey works actively with major designers from around the country in developing unique fixtures that incorporate video displays such as the Cosmetic Mirror, Art Stand, and Video Vitrene created for Nieman Marcus. In 1992, Mr. Corey and eight local Seattle business people founded a nationally chartered full service bank, North Star Bank, servicing primarily small business needs. Today the bank is a profitable enterprise with $100 million in assets. Mr. Corey is an alumnus of the University of Oregon.

Laird Laabs
IMPART, Co-Founder, President, Member of Board of Directors
LLMG President, and Member of the Board of Directors
Mr. Laabs is a successful entrepreneur and seasoned marketing strategist that has played a significant role in redefining the concept of advertising at some of the most prestigious corporations in North America. His experience includes a variety of industries and advertising vehicles. For Nintendo, he was responsible for overseeing the design, integration, installation and service of more than 12,000 interactive displays used in retail settings. For Triton, Inc. and E*Trade he investigated the feasibility of using dynamic media networks to advertise the company’s products to consumers at ATM locations. Likewise, with Anheuser-Busch, Laab’s provided the beverage retailer with imaginative dynamic signage that captures consumer attention and leverages existing brand identity in venues throughout the country. One of Laab’s most successful ventures has been the development of a “plug and play” program for the video wall industry. This revolution is a true sales success story that has enabled high impact, dynamic merchandising solutions to be developed at a fraction of the time and cost of previous generations. With a creative eye for how to use dynamic media to truly revolutionize advertising in all industries, Laabs has propelled the company’s solutions into a wide variety of new venues and has been instrumental in securing major contract commitments from advertising powerhouses such as Washington Mutual, Bank One, and Anheuser-Busch. Mr. Laabs is a marketing graduate of Arizona State University.

Joe F. Martinez
IMPART, Chief Executive Officer
LLMG, Chief Financial Officer, Member of the Board of Directors
As a senior technology executive, entrepreneur, and investor focused in the technology sector, Mr. Martinez brings a broad spectrum of experience to IMPART. His executive background with such leading Fortune 500 companies as IBM and Xerox, as well as successful Silicon Valley start-ups like ROLM Corporation—the pioneer in digital PBX switching systems, Network Equipment Technologies—a leading infrastructure equipment manufacturer, and NetFRAME Systems—one of the first Intel-based super servers, enables Martinez to integrate an entrepreneurial edge with proven large company know-how. Following a long career in the corporate operating environment, Martinez was hired to structure the high technology practice for a national investment bank. After a successful entry into the financial services industry he along with a partner formed a full service regional investment and brokerage firm that was eventually sold to a division of E*Trade. Subsequent to the successful sale of the firm, Mr. Martinez formed Core Venture Partners, LLC, a merchant-banking and financial advisory firm with offices in Irvine and Menlo Park California, where he worked closely with the venture capital community to realign their portfolios. Mr. Martinez has more than 25 years of combined operational and financial experience and holds degrees from the University of Denver in Organizational Behavior and Business Management.

Thomas C. Muniz
IMPART Chief Operating Officer
Media SideStreet Corp., President
LLMG, Chief Operating Officer & Chief Technology Officer

Mr. Muniz has over 24 years of experience in the high technology, multimedia industry. His career has included corporate positions in the areas of product engineering, operations, sales and marketing with Texas Instruments, General Instrument, Sony, Pioneer, and Electrosonic. Mr. Muniz is a BSEE engineering graduate of Michigan’s Lawrence Institute of Technology. In 1992, the original business plan for Media SideStreet and Digital Signage was first authored by Mr. Muniz. By 1996, Mr. Muniz focused all of his market research and product development energies into “software chemistry”. The long-term mission was to evolve a refined, scalable and profitable business model, by balancing emerging Internet, display, software, and PC-based technologies, with real communication benefits and service value to the eventual end-user. By the year 2000, the IMPART/MSSCO “IRIS formula” was ready for market implementation. Mr. Muniz is now leading the IMPART/MSSCO support teams for service deliverables, expanding network infrastructure & operations, and accelerating IMPART’s innovation lead with new and 4th generation products and services for 2004 and beyond.

Edwin Reger
IMPART, Vice President, Business Development
Mr. Reger brings to IMPART 12 years of experience in higher education sales and administration and, most recently, 16 years in a variety of management positions in banking. During his years with Washington Mutual Bank, he worked in the area of securities brokerage, bank management, branch design and construction, self-service banking and new delivery channel development. His experience in developing systems including two-way video banking, interactive touch screen information kiosks and Washington Mutual’s WMTV digital signage system has proven invaluable. Mr. Reger was a charter member of NCR’s Self Service Industry Council and has been a national and international speaker on topics such as self-service banking, supermarket banking and delivery channel development. Mr. Reger is a graduate of Westmar College with degrees in Psychology and Sociology. He also holds an MBA from the University of Iowa.

Steve Boscacci
IMPART, Vice President, Fixtures
Mr. Boscacci has over 30 years of experience in the TV Mounting Systems and Fixturing Industry. Employed from 1969 to 1989 by Lucasey Manufacturing Corp. of Oakland, CA, one of the foremost companies in the manufacturing of television mounting brackets and specialized store fixtures, he rose through the ranks from punch-press operator all the way to Vice President of Customer Relations. Throughout his career at Lucasey, Mr. Boscacci became knowledgeable in every phase of the manufacturing and order expediting process, as well as gaining valuable experience in customer relations. Joining IMPART in 1991, Mr. Boscacci began working with IMPART’s extensive customer base in designing and implementing quality installations of TV mounting systems and specialized Fixturing solutions nationwide. Mr. Boscacci graduated from CSU, Chico in 1974 with a Bachelor of Science Degree in Business Management.

Stephen Graham
IMPART, Director of Content Traffic
Mr. Graham joined MSSCO in April of 2000 after over six years coordinating satellite delivery of in store audio advertising for AEI Music USA and Europe. Mr. Graham was based in London and Amsterdam during his time with AEI Europe managing the daily live delivery of over 500 audio commercials per hour in 11 languages across 15 countries. Before this, he worked in their US satellite division, scheduling the in-store audio advertising for such clients as Toys ‘R’ Us, Marshalls Department Stores, and Ace Hardware. At MSSCO, Mr. Graham has become an invaluable team member in our operations and installations coordination and is the customer interface for deployers managing their merchandising with the production and traffic departments. Mr. Graham holds a bachelors degree in Broadcast Journalism from the University of Washington.

Terri Fujinaga
IMPART, Director of Finance
Mrs. Fujinaga brings fourteen years of finance and accounting experience to IMPART. Most recently, she has served as an independent consultant to technology companies with temporary needs in their finance organizations. Previously, she spent five years with Heartsteam, Inc. a venture-backed medical device manufacturing start-up that completed a successful $35 million IPO in 1996 and was acquired by Hewlett-Packard Co. in 1998. Mrs. Fujinaga held the Controller position at Heartstream and became its Business Manager after its acquisition by Hewlett-Packard Co. Prior to her role at Heartstream, she was an Senior Operations Auditor in the Operations Audit group of McCaw Cellular, now AT&T Wireless, and an Audit Senior at the public accounting firmof Ernst and Young.

Joachim Kempin
IMPART Advisor (former Senior Vice President, Microsoft Corp.)
As former Senior Vice President of Microsoft’s OEM division, Joachim Kempin managed all worldwide OEM sales, marketing, and support activities. He was responsible for developing Microsoft’s relationships with Microsoft’s PC manufacturing partners and Microsoft OEM distribution partners worldwide, as well as for the licensing of desktop operating systems and other Microsoft products for PC hardware vendors.

I believe you will agree that with the combination of IMPART and Limelight, we are now in a position to offer our customers a broader set of tools, services and solutions for dynamic media and digital signage solutions.

The acquisition of IMPART is a compelling overall fit for our company. In addition to strengthening each line of business, this transaction provides a more diversified earnings stream, a larger capital base, stronger capital generation capabilities, and increased capacity to invest in our businesses

In closing, we began this year to “Right the Ship”. I fervently believe that has been accomplished. The past two years have been transformative for all of us at Limelight. Together, we faced some tough challenges and have endured to see the creation of a strong, healthy company. We are now positioned to achieve our goal of becoming one of the best digital and dynamic media companies in America. Our priority for the balance of 2005 and 2006, will be to expand our presence in many new and exciting venues that will enhance the profitability of the company. With this goal in mind, we will evaluate many opportunities for expansion, which may include the acquisition of some key companies that have established a profitable presence in a specific niche market. We will additionally address methods to expand within our current clientele methodology to enhance their digital media experience.

Of critical importance to all of us is the growth of a truly dynamic company that in turn will provide real shareholder value for each of us. We will continue to invest each asset of the company to achieve solid, profitable and sustained growth for the years ahead.

The rationale for this business combination is extremely sound. Although we cannot promise you results, we will promise you: we will do all in our power to deliver on our extraordinary potential.

Sincerely,

/s/ David V. Lott

David V. Lott
Chief Executive Officer
Limelight Media Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT MEDIA GROUP, INC.
Date: July 12, 2005
	By:	/s/ David V. Lott
Name: David V. Lott
Its: CEO/ President